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                                                                   EXHIBIT 99.3


                        CONSENT OF JOSEPH M. SILVESTRI
                        ------------------------------


I hereby consent to my inclusion as a prospective director of MacDermid, Incorporated and to the use in this Joint Proxy Statement -- Prospectus of MacDermid, Incorporated of my name and information which appears relating to me under the headings "Summary -- Executive Officers and Directors of MacDermid After the Merger" and Executive Officers and Directors of MacDermid After the Merger."

/s/ Joseph M. Silvestri
------------------------------
Joseph M. Silvestri


August 26, 1999